UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005 (July 28, 2005)

                               Kaman Corporation
            (Exact name of registrant as specified in its charter)


                                  Connecticut
                (State or other jurisdiction of incorporation)


                   0-1093                                  06-0613548
          (Commission File Number)                         (IRS Employer
                                                        Identification No.)


          1332 Blue Hills Avenue,
          Bloomfield, Connecticut                             06002
  (Address of principal executive offices)                 (Zip Code)


                          (860) 243-7100 Registrant's
                     telephone number, including area code


                                Not Applicable
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [x] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01     Entry into a Material Definitive Agreement.

         On July 28, 2005, the Company amended its Revolving Credit Agreement, dated November 13, 2000 (as previously amended, the "Credit Agreement"), effective as of July 26, 2005, to provide that completion of the proposed recapitalization described in Item 8.01 would be permitted under the Credit Agreement. The Credit Agreement was also amended to revise the "change of control" definition to bring such definition more in line with the market standard definition for public companies, including that an acquisition by a third party other than the Kaman family of 35% or more of the Company's voting equity securities (which at this time is solely the Class B stock) would constitute a "change of control" for such purposes, unless the Kaman family also retains ownership and sole voting authority over at least a majority of such voting equity securities. The amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.    Other Events.

         On July 28, 2005, the Company announced that, in connection with the previously disclosed recapitalization agreement, dated June 7, 2005 (the "Recapitalization Agreement"), between the Company and members of the Kaman family and related entities (the "Kaman Family Shareholders"), the Company is proposing to its shareholders for their approval a substitute recapitalization (the "Substitute Recapitalization Proposal") that will replace the proposed recapitalization announced on June 7. Pursuant to the Substitute Recapitalization Proposal, each share of Class A stock will be amended to be given voting rights (as amended, the "Common Stock") and each share of Class B stock will be converted into 3.58 shares of Common Stock or, at the holder's election, 1.84 shares of Common Stock and $27.10 in cash.

         Under the Recapitalization Agreement, the Kaman Family Shareholders has agreed to vote its shares of Class A stock and Class B stock in favor of the Substitute Recapitalization Proposal and to make the part cash/part stock election for not fewer than the number of shares of Class B Stock as is requested by the Company to avoid application of the higher voting requirement of Section 33-841 of the Connecticut Business Corporation Act. In that regard, the Company has advised the Kaman Family Shareholders that the minimum part cash/part stock election for them collectively is 516,735 shares, which means that the Kaman Family Shareholders will be free to make either election for their remaining 34,976 shares. By reason of the Company having announced the Substitute Recapitalization Proposal, the Kaman Family Shareholders will not be permitted to complete the sale of the shares of Class B stock pursuant to their previously announced agreement with Mason Capital Management and a related entity unless the Recapitalization Agreement is terminated without the Substitute Recapitalization Proposal having been completed other than by reason of a failure of the Kaman Family Shareholders to have performed their obligations under the Recapitalization Agreement.

         A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         Further details on the Substitute Recapitalization Proposal and the Recapitalization Agreement can be found in the Recapitalization Agreement, which was filed as Exhibit 2.1 to a Form 8-K filed by the Company on June 8, 2005.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.



Exhibit 2.1         Fourth Amendment to the Credit Agreement, dated as of
                    July 26, 2005

Exhibit 99.1        Press Release, dated July 28, 2005



                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             KAMAN CORPORATION


                                             By: /s/ Robert M. Garneau
                                                 ----------------------------
                                             Robert M. Garneau
                                             Executive Vice President and
                                             Chief Financial Officer


Dated: July 28, 2005



                               INDEX TO EXHIBITS

Exhibit 2.1         Fourth Amendment to the Credit Agreement, dated as of
                    July 26, 2005


Exhibit 99.1        Press Release, dated July 28, 2005